SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D. C. 20549

                         FORM 8-K

                      CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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                       Date of report: November 23, 2006
                         -------------------------------
                       (Date of earliest event report)


                               CALA CORPORATION
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               (Exact name of Registrant as specified in its charter)


              OKLAHOMA                   01-15109       73-1251800
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           (State or other jurisdiction (Commission   (I.R.S. Employer
            of incorporation)           File Number)    Identification No.)


                                  13 Main Street
                               Titusville, Florida
                                  (321)383-8077
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            (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                ------------------------

                                    Joseph Cala
                                  13 Main Street
                                  (713)302-8689
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                (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)





Cala Adds Responsibilities for Mr. Francis

Mr. Ray Francis, President of UnderSea Resort Design has been elected to the Board of Directors of Cala
Corporation to replace Michael Chevalier. Having completed his undersea naval design to the strict maritime rules of Lloyds Register of Shipping.
Mr. Francis will conduct his day to day operational responsibilities at the UnderSea Resort Headquarters in Titusville and will commence his role as a director and principal in the Companys oceanic construction operations. In connection with the change in responsibilities, the Company and Mr. Francis have agreed to keep the existing employment and related restricted stock agreements between them, effective
November 1, 2006. Joseph Cala, Chairman and founder of
Cala dba UnderSea Resort, commented, I am so grateful to Mr. Francis for his creative sharp vision to help us be the leading oceanic leisure destination. We look forward to his continued advice and guidance and to collaborating on further development of the Companys assets in the oceanic resort, residential, spa, casino, convention, shopping center, fractional ownership and cruise lifestyle.
The UnderSea Resort , will be a landmark destination casino resort offshore where state and local Administrative
Region have no jurisdiction, The first Resort is planed to open within two years offshore Miami and Malta. It will feature 600 deluxe junior suites approximately 100 table games and 800 slot machines in approximately 60,000 square feet. Five restaurants, retail space, a spa, a salon, entertainment lounges and meeting facilities in approximately 50,000 square feet. Additionally, the Company will start the presale for the first Ocean Mega Residences offshore NYC, Miami and San Francisco. The average size area will be from 4,000 to 50,000 square feet and it will feature less than 100 Mega Residences with the finest amenities including unlimited golf driving range, private yacht facilities and heliports.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: NOvember 22, 2006                  Cala Corporation


                                       ---/s/Joseph Cala-------
                                       By: Joseph Cala
                                      Chairman and Chief Executive Officer